Exhibit 99.j.2



                           CONSENT OF ROPES & GRAY LLP

We hereby consent to the references to us under the captions "Taxes--Election to be Taxed as a Regulated Investment Company" and "Other Information--Legal Counsel" in the Series M Statement of Additional Information and Series T Statement of Additional Information, all of which constitute part of Pre-Effective Amendment No. 2 to the SMA Relationship Trust's Registration Statement on Form N-1A.

/s/ Ropes & Gray LLP
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110-2624
October 7, 2003